UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013

ACCELPATH, INC

(Exact name of registrant as specified in its charter)

Delaware	000-27023	45-5151193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352A Christopher Avenue,

Gaithersburg, Maryland 20879

(Address of Principal Executive Offices)

(240) 780-7138

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors and Principal Financial Officer

On June 5, 2013, Messrs. Suren Dutia and F. Howard Schneider resigned as Directors of AccelPath, Inc., and Mr. Bruce Warwick resigned as Principal Financial Officer of AccelPath, Inc. Their resignations are not the result of any disputes, claims or issues with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCELPATH, INC.

By:	/s/ Shekhar Wadekar
Chief Executive Officer

Date: June 7, 2013